Exhibit 99

Mayville Engineering Company Completes Acquisition of Accu-Fab, LLC

MILWAUKEE, Wis., July 1, 2025 -- Mayville Engineering Company, Inc. (NYSE: MEC) (the “Company” or “MEC”), a leading value-added provider of design, prototyping, and manufacturing solutions serving diverse end-markets, today announced the completion of the previously announced acquisition of Accu-Fab, LLC (“Accu-Fab”) from strategic holding company Tide Rock, effective July 1, 2025. Under the terms of the agreement, the Company paid total cash consideration of $140.5 million, subject to customary adjustments including a net working capital adjustment. The transaction was funded through availability on MEC’s existing $350 million credit facility.

Accu-Fab is a vertically integrated manufacturing partner providing technology-driven, cutting-edge metal fabrication solutions to large OEMs. Accu-Fab offers value-added services that include design, engineering, sheet metal fabrication and integration, and specialized finishing. Through the acquisition of Accu-Fab, MEC enhances its strategic position by broadening its customer base and accelerating its entry into the rapidly growing critical power infrastructure and data center end markets. Leveraging MEC’s broader geographic footprint, the combined business platform is well-positioned to meet rising demand within these end markets and significantly expands MEC’s serviceable addressable market.

“The addition of Accu-Fab marks a significant milestone in our MBX value creation strategy,” said Jag Reddy, President and Chief Executive Officer. “This immediately accretive acquisition, excluding transaction costs, enhances our presence in high-growth, mission-critical markets and expands our customer base in sectors with strong, long-term demand drivers. Our partnership with Accu-Fab brings together two high-performing teams with a shared focus on quality, service, and innovation. We anticipate a smooth integration and are excited about the long-term value we’ll create for our customers and shareholders.”

ABOUT MAYVILLE ENGINEERING COMPANY

Founded in 1945, MEC is a leading U.S.-based, vertically-integrated, value-added manufacturing partner providing a full suite of manufacturing solutions from concept to production, including design, prototyping and tooling, fabrication, aluminum extrusion, coating, assembly and aftermarket components. Our customers operate in diverse end markets, including heavy- and medium-duty commercial vehicles, construction & access equipment, powersports, agriculture, military and other end markets. Along with process engineering and development services, MEC maintains an extensive manufacturing infrastructure with 23 facilities, of which 22 are in use, across seven states. These facilities make it possible to offer conventional and CNC (computer numerical control) stamping, shearing, fiber laser cutting, forming, drilling, tapping, grinding, tube bending, machining, welding, assembly, and logistic services. MEC also possesses a broad range of finishing capabilities including shot blasting, e-coating, powder coating, wet spray and military grade chemical agent resistant coating (CARC) painting. For more information, please visit www.mecinc.com.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect plans, estimates and beliefs. Such statements involve risk and uncertainties. Actual results may differ materially from those contemplated by these forward-

looking statements as a result of various factors. Important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements include, but are not limited to: macroeconomic conditions, including inflation, elevated interest rates, labor availability, material cost pressures and inconsistent demand, have had, and may continue to have, a negative impact on our business, financial condition, cash flows and results of operations (including future uncertain impacts); risks relating to developments in the industries in which our customers operate; risks related to scheduling production accurately and maximizing efficiency; our ability to realize net sales represented by our awarded business; failure to compete successfully in our markets; our ability to maintain our manufacturing, engineering and technological expertise; the loss of any of our large customers or the loss of their respective market shares; volatility in the prices or availability of raw materials critical to our business; geopolitical and economic developments, including foreign trade relations and associated tariffs; risks related to entering new markets; our ability to recruit and retain our key executive officers, managers and trade-skilled personnel; manufacturing risks, including delays and technical problems, issues with third-party suppliers, environmental risks and applicable statutory and regulatory requirements; our ability to successfully identify or integrate acquisitions; our ability to develop new and innovative processes and gain customer acceptance of such processes; risks related to our information technology systems and infrastructure; results of legal disputes, including product liability, intellectual property infringement and other claims; risks associated with our capital-intensive industry; risks related to our treatment as an S Corporation prior to the consummation of our initial public offering; risks related to our employee stock ownership plan’s treatment as a tax-qualified retirement plan; our ability to remediate the material weakness in internal control over financial reporting identified in preparing our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, and to subsequently maintain effective internal control over financial reporting; and other factors described in “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, as such may be amended or supplemented in our subsequently filed Quarterly Reports on Form 10-Q. This discussion should be read in conjunction with our audited consolidated financial statements included in the Company’s previously filed Annual Report on Form 10-K for the year ended December 31, 2024. We undertake no obligation to update or revise any forward-looking statements after the date on which any such statement is made, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

INVESTOR CONTACT

Stefan Neely or Noel Ryan
(615) 844-6248
MEC@val-adv.com